AGREEMENT TO GUARANTEE LOAN

THIS AGREEMENT TO GUARANTEE LOAN ("**Agreement**") is entered into as of the 14th day of July, 2010 by and between 929 N. WOLFE STREET LLC, a Maryland limited liability company whose address is 1704 East Chase Street, Baltimore, Maryland 21213 ("**Owner**") and EDUCATION REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership whose address is 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117 ("**EROP**").

RECITALS:

A. The Johns Hopkins University ("**Johns Hopkins**") is a non-profit 501(c)(3) corporation that operates as a private research university with its principal location in Baltimore, Maryland, and having a School of Medicine located in the Johns Hopkins Medical Campus.

B. East Baltimore Development, Inc. ("**EBDI**") is a non-profit, 501(c)(3) organization charged by the City of Baltimore with leading and managing the revitalization effort of East Baltimore. 929 N. Wolfe Street LLC ("**929**") is a special purpose entity wholly-owned by EBDI and ignored for federal and state income tax purposes.

C. The Science and Technology Park @ Johns Hopkins is a life science and residential campus located immediately north of the Johns Hopkins Medical Campus.

D. A graduate student housing facility (the "**Student Housing Facility**") consisting of one building that contains approximately 572 beds will be developed and constructed on parcels comprising approximately one-half acre and labeled R-9 and R-10 of The Science and Technology Park at Johns Hopkins (the "**Housing Site**") to provide housing for graduate students and others affiliated with Johns Hopkins and other educational institutions in the Greater Baltimore area.

E. Johns Hopkins and EBDI have entered into a Purchase and Sale Agreement pursuant to which Johns Hopkins has purchased the Housing Site from EBDI. Johns Hopkins has entered into a long-term ground lease (the "**Ground Lease**") leasing the Housing Site to 929. 929 has engaged Allen & O'Hara Development Company, LLC ("**AODC**"), an affiliate of EROP, for the development of the Student Housing Facility.

F. Development and construction of the Housing Site are being funded in part through a construction loan of $18,000,000 to 929 from EROP. The remainder of the financing need (approximately $42,000,000) is to be provided by a conventional mini-perm construction loan funded by a mini-perm lender to be arranged by EROP and EBDI.

WITNESSETH:

That for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EBDI, 929 and EROP agree as follows:

1. Guaranty Agreement. EROP agrees to provide to a third-party mini-perm lender approved by EROP a guaranty agreement guaranteeing repayment of the mini-perm loan.

2. Guaranty Fee. In consideration of EROP's guaranty, 929 agrees to pay to EROP a fee ("**Guaranty Fee**") of five percent (5%) of Project Development Costs (Gross Amount) as set forth as a line item in the Development Budget that is attached as an exhibit to the Development Agreement dated as of July 1, 2010 between 929 and Allen & O'Hara Development Company, LLC from cash flows from the Student Housing Facility after payment of other Project costs and amounts due pursuant to the Loan Documents, but prior to distribution to the University and/or the Owner of Rent or Additional Rent (as defined in the Ground Lease) or any other amounts from cash flow. The Guaranty Fee is payable in full upon (i) the first refinancing or (ii) the first take-out financing of the mini-perm loan. In the event that the first refinancing or the first take-out financing of the mini perm loan is not sufficient in an amount to fund payment of the Guaranty Fee and the Guaranty Fee is not paid in full, the amount of any unpaid Guaranty Fee following such financing or refinancing shall be added to the Mezz Loan between EROP and Owner and repaid to EROP under the terms of the Mezz Loan.

3. Repayment of Guaranty Payments. 929 further agrees that in the event that EROP repays to a lender all or any part of the mini-perm loan, or pays to a lender any amounts on any indemnity provisions required by such lender, EROP shall be reimbursed such amounts so paid, plus interest at the rate of ten percent (10%) per annum from the date of such repayment to the date of reimbursement, from cash flows from the Student Housing Facility after payment of other Project costs and amounts due pursuant to the Loan Documents, but prior to distribution to the University and/or the Owner of Rent or Additional Rent (as defined in the Ground Lease) or any other amounts from cash flow.

4. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior negotiations, representations, understandings and agreements of, by or among the parties, express or implied, oral or written which are fully merged herein. The express terms of this Agreement control and supersede any course of performance and/or customary practice inconsistent with any such terms. Any agreement hereafter made shall be

ineffective to change, modify, discharge or effect an abandonment of this Agreement unless such agreement is in writing and signed by the party against whom enforcement of such change, modification, discharge or abandonment is sought.

5. Assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall be deemed personal to the parties hereto and as such may not be assigned by 929 without the prior written approval of EROP, and may not be assigned by EROP without the prior written approval of 929, which approvals may be withheld by any of the parties in its absolute and sole discretion.

6. Notices.

(a) All notices, demands, requests or other communications from each party to the other required or permitted under the terms of this Agreement shall be in writing and, unless and until otherwise specified in a written notice by the party to whom notice is intended to be given, shall be sent to the parties at the following respective addresses:

if intended for EROP:

Education Realty Operating Partnership, LP
530 Oak Court Drive
Suite 300
Memphis, Tennessee 38117
Tele. No.: 901-259-2500
Fax No.: 901-259-2594
Attn: Chief Financial Officer

with copy
(which shall not constitute notice) to:

Martin, Tate, Morrow & Marston, P.C.
6410 Poplar Avenue, Suite 1000
Memphis, Tennessee 38119-4843
Tele. No.: 901-522-9000
Fax No.: 901-527-3746
Attn: Lee Welch, Esq.

if intended for 929:

929 N. Wolfe Street LLC
1704 E. Chase Street
Baltimore, MD 21213
Tele. No.:
Fax No.:
Attn.: Cynthia P. Swisher, CFO

With copy
(which shall not constitute notice) to:

Miles & Stockbridge, PC
10 Light Street
Baltimore, MD 21202
Tele. No.: (410) 385-3424
Fax No.:
Attn.: Michael Brown, Esq.

Notices may be given on behalf of any party by its legal counsel.

(b) Each such notice, demand, request or other communication shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by registered or certified mail of the United States Postal Services, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party's address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in either the manner specified in clause (i) or (iii) above.

(c) Each such notice, demand or request shall be deemed to have been given upon the earlier of (i) actual receipt or refusal by the addressee, or (ii) three Business Days after deposit thereof at any main or branch United States post office if sent in accordance with section (b)(ii) above.

7. No Waiver. Neither the failure nor any delay on the part of either party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege operate as a waiver with respect to any other such occurrence. No waiver shall be effective unless it is in writing and is signed by the parties asserting such waiver.

8. Interpretation. No provision of this Agreement is to be interpreted for or against either party because that party or that party's legal representative or counsel drafted such provision.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed when delivered to the other party to be an original as against any party whose signature appears

thereon, and all of which shall together constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected on this Agreement as the signatories.

10. WAIVER OF TRIAL BY JURY. OWNER AND DEVELOPER WAIVE ANY RIGHT TO A TRIAL BY JURY FOR ANY LITIGATION ARISING WITH RESPECT TO THIS AGREEMENT OR THE SUBJECT MATTER OF THIS AGREEMENT.

11. Applicable Law. This Agreement shall be governed, construed, performed and enforced in accordance with the laws of the State of Maryland.

[SIGNATURE PAGE FOLLOWS]

Signature page Agreement to Guarantee Loan

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

OWNER:

929 N. Wolfe Street LLC.
a Maryland limited laibility company

By: East Baltimore Development, Inc.,
Its Sole Member and General Manager

By: /s/ Cynthia P. Swisher (Seal)
Name: Cynthia P. Swisher
Title: Chief Financial Officer

EROP:

EDUCATIONAL REALTY OPERATING PARTNERSHIP, LP,
a Delaware limited partnership

By: Education Realty OP GP, Inc.,
a Delaware corporation,
Its General Partner

By: /s/ Randall H. Brown
Name: RANDALL H. BROWN
Title: Vice President and Secretary

EBDI:

East Baltimore Development, Inc.

By: /s/ Cynthia P. Swisher
Name: Cynthia P. Swisher
Title: Chief Financial Officer